UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2006

U.S. GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	0-9137	84-0796160
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

2201 Kipling Street, Suite 100

Lakewood, CO 80215-1545

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (303) 238-1438

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Election of Directors.

On October 19, 2006, upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of U.S. Gold Corporation (the “Company”), the Board elected Ann S. Carpenter as a director, to hold office until the 2006 annual meeting of shareholders of the Company, and until her successor is duly elected and qualified, or until her earlier resignation or removal.  Ms. Carpenter replaces Mr. Richard Mauro, who resigned from the Board in March 2006.

Ms. Carpenter currently serves as the Company’s President and Chief Operating Officer.  It is not expected that she will serve on any committees of the Board.  Other than receipt of compensation in her capacity as President and Chief Operating Officer, neither Ms. Carpenter nor any member of her immediate family has had a direct or indirect material interest in any transactions or proposed transactions with the Company during the last two years.

Item 5.05               Amendment to the Registrant’s Code of Ethics.

On October 17, 2006, the Board approved an amendment and restatement of the Company’s Code of Ethics and renamed it the “Code of Business Conduct and Ethics” (the “Code”).  The Code generally expands the definitions and strengthens the guidelines set forth in the Company’s prior Code of Ethics regarding conflict of interest transactions, disclosure, fair dealing, complying with laws and reporting violations of the Code.  The Revised Code also adds provisions with respect to appropriate use of Company property, corporate opportunities and waiver of the Code.  A copy of the Code is attached to this report as Exhibit 14.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

	14	Code of Business Conduct and Ethics adopted by the Company effective October 17, 2006.

Cautionary Statement for Purposes of the “Safe Harbor “Provisions of the Private Securities Litigation Reform Act of 1995.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are sometimes identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures and involve a number of risks and uncertainties that could cause actual results to differ materially from projected results.  Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, the decisions of third parties over which the Company has no control, commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the Securities and Exchange Commission.  Many of these factors are beyond the Company’s ability to control or predict.  Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit
Number	Description of Exhibit

14	Code of Business Conduct and Ethics adopted by the Company effective October 17, 2006.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. GOLD CORPORATION

Date: October 20, 2006	By:	/s/ William F. Pass
William F. Pass, Vice President,
Chief Financial Officer and Secretary